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                                                                 EXHIBIT 10.14

                               SEVERANCE AGREEMENT

              THIS AGREEMENT made and entered into as of the 29th day of August, 1997 (the "Effective Date") by and among CONNECTIVITY PRODUCTS INCORPORATED, a Delaware corporation, (hereinafter referred to as "CPI"), CONNECTIVITY TECHNOLOGIES INC. (hereinafter referred to as "CTI") and DUANE A. GAWRON (hereinafter referred to as "Mr. Gawron").

              WHEREAS, Mr. Gawron and CPI entered into an employment agreement dated as of May 17, 1996 (the "Employment Agreement");

              WHEREAS, Mr. Gawron serves as an officer and director of CPI and of CTI, the owner of 85% of CPI's common stock;

              WHEREAS, CPI and Mr. Gawron desire to terminate the Employment Agreement and Mr. Gawron's employment thereunder on the Effective Date and CPI and CTI desire to terminate Mr. Gawron's service as a director and officer of CPI and CTI on the Effective Date;

              WHEREAS, CPI and CTI desire to provide Mr. Gawron with certain severance benefits in connection with the termination of the Employment Agreement and his service as a director and officer of CPI and CTI; and

              WHEREAS, Mr. Gawron desires to accept such benefits under the terms and conditions contained herein.

              NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

              1. TERMINATION OF EMPLOYMENT AGREEMENT. CPI and Mr. Gawron hereby agree that all of their respective rights and obligations under the Employment Agreement are terminated as of the Effective Date.

              2. RESIGNATION AS DIRECTOR AND OFFICER. Mr. Gawron hereby agrees to resign as a Director and officer of CPI and CTI as of the Effective Date.

              3. SEVERANCE BENEFITS. CPI agrees to provide Mr. Gawron with the following severance benefits:

                 (a) Mr. Gawron shall be paid the sum of three hundred fifty thousand dollars ($350,000.00), in a lump sum payment within seven (7) days of the termination of the waiting periods set forth in Section 11 hereof. All other compensation




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shall cease as of the Effective Date, and Mr. Gawron shall thereafter not be entitled to the payment of any bonus (in respect of his employment under the Employment Agreement or otherwise), car allowance or any other compensation, reimbursement or benefits whatsoever.

                 (b) On the Effective Date, CPI shall cease to pay premiums to CPI's insurance carrier for medical and dental insurance for the benefit of Mr. Gawron and his dependents. Mr. Gawron shall have the option of continuing medical and dental coverage under COBRA at his sole expense.

                 (c) Pursuant to the Stock Option Agreements dated March 8, 1996 (the "March Option Agreement") and July 26, 1996 (the "July Option Agreement"), CTI granted to Mr. Gawron options, effectively non-incentive stock options, to purchase an aggregate of up to 86,043 shares (as adjusted for CTI's December 1996 reverse stock split) of CTI's common stock. Sections 4 (a) of the March Option Agreement and the July Option Agreement, respectively, are hereby deleted in their entirety and replaced to read as follows:

                 "4 (a) Except as otherwise provided in the Plan and this Option Agreement, the Option may be exercised from time to time from July 8, 1999 (unless sooner exercisable in accordance with Section 4(f) below) until August 18, 2002 (the "Option Period") as to all or any lesser amount of the Option. In the event of the death of the Grantee, this Option may be exercised by the person or persons entitled to do so under the Grantee's will (a "legatee"), or, if the Grantee shall fail to make a testamentary disposition of this Option, or shall die intestate, by the Grantee's legal representative (a "legal representative").

Concurrent with the execution of this Severance Agreement, Mr. Gawron shall deliver to CTI the March Option Agreement and CTI shall deliver a replacement for the March Option Agreement as well as the July Option Agreement.

              4. CONFIDENTIALITY AND NON-COMPETITION. Mr. Gawron hereby acknowledges and agrees that the continued effectiveness of the confidentiality and non-competition provisions set forth in the Employment Agreement is of significance to CPI. Accordingly, Mr. Gawron and CPI hereby agree that, although all rights and obligations of Mr. Gawron and CPI under the Employment Agreement are terminated by this Severance Agreement, the confidentiality and non-competition provisions of the Employment Agreement are amended and restated in their entirety to remain in



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full force and effect as a part of this Severance Agreement as follows:

                 (a) Mr. Gawron acknowledges that in and as a result of his employment by CPI and its affiliates he made use of, acquired, and/or added to confidential information of a special and unique nature and value relating to such matters as CPI's patents, copyrights, proprietary information, trade secrets, systems, procedures, manuals, confidential reports, pricing structures, compensation structures, marketing strategies, and lists and identities of customers, as well as the nature and type of services rendered by CPI, the products, the equipment, and methods used and preferred by CPI's customers, and the prices and fees paid by them (all of which are deemed for all purposes confidential and proprietary information). Mr. Gawron hereby agrees that it is reasonable and necessary for the protection of CPI, that Mr. Gawron agree, and as a material inducement to CPI to enter into this Severance Agreement and to pay to Mr. Gawron the severance benefits stated herein, Mr. Gawron hereby covenants and agrees, that he will not (nor will any member of his immediate family that resides with him), directly or indirectly, except (x) with the prior written consent of CPI, which consent may be granted or withheld at its sole discretion, or (y) if Mr. Gawron becomes an employee or consultant to Anicom, Inc. or any of its affiliates:

                       (i) during the Noncompetition Period (as hereinafter defined), become an officer, director, stockholder, partner, associate, employee, owner, agent, creditor, independent contractor, co-venturer, consultant or otherwise, or have a financial interest in or be associated with any other person, corporation, firm or business that is then a customer of or supplier to CPI or was a customer or supplier to CPI during the two years prior to the Effective Date or that is engaged in the wire and cable product manufacturing, distributing or assembling businesses anywhere in the United States or in any business directly or indirectly competitive with that of CPI or its affiliates, as then constituted, or himself engage in such business; provided, however, that nothing herein shall be construed to prohibit Mr. Gawron from owning not more than 5% of any class of securities (provided that Mr. Gawron and the other "Seller" parties to the Stock Redemption Agreement, dated as of May 31, 1996, by and among CPI's stockholders as of that date, CPI and CTI, do not own, in the aggregate, in excess of 10% of any such class of securities) issued by an entity which is subject to the reporting requirements of the Securities Exchange Act of 1934; or



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                       (ii)   during the Nonsolicitation Period (as hereinafter
                 defined), solicit, cause or authorize, directly or indirectly, to be solicited for or on behalf of Mr. Gawron or third parties, from parties who are customers of CPI, CTI, CTI's affiliates that are directly or indirectly controlled by CTI ("CTI's Downstream Affiliates") during the Nonsolicitation Period or that were customers of CPI during the two years prior to the date of this Severance Agreement, any business similar to the business transacted by or with such customer by CPI or its affiliates; or

                      (iii) during the Nonsolicitation Period, accept or cause or authorize, directly or indirectly, to be accepted for or on behalf of Mr. Gawron or for third parties, any such business from any customers of the CPI, CTI or CTI's Downstream Affiliates that are customers during the Nonsolicitation Period or were customers during the two years prior to the date of this Severance Agreement; or

                       (iv) from and after the date hereof, use, publish, disseminate or otherwise disclose, directly or indirectly, any information heretofore or hereafter acquired, developed or used by CPI, CTI, any of CTI's Downstream Affiliates, relating to the present or former business of CPI, or the present or former operations, employees or customers of CPI, which constitutes proprietary or confidential information of CPI, CTI or CTI's Downstream Affiliates ("Confidential Information"), including without limitation any Confidential Information contained in any customer lists, mailing lists and sources thereof, statistical data and compilations, trademarks, patents, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents, but excluding any information to the extent expressly set forth in the press releases or in publicly available documents filed with the Securities and Exchange Commission by CPI or CTI; provided, however, that this clause (iv) shall not be applicable to the extent that Mr. Gawron is required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after Mr. Gawron requests that the confidentiality of such Confidential Information be preserved; and provided further, that this clause (iv) shall not prohibit Mr. Gawron from disclosing Confidential Information to his accounting and legal advisors to the extent such advisors have agreed to preserve the confidentiality of such Confidential Information; or



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                       (v)   during the Nonsolicitation Period,

                             (A) solicit, entice, persuade or induce, directly or indirectly, any employee (or person who within the preceding 90 days was an employee) of CPI or its affiliates or any other person who is under contract with or rendering services to the CPI or its affiliates, to terminate his or her employment by, or contractual relationship with, CPI or such affiliate or to refrain from extending or renewing the same (upon the same or new terms) or to refrain from rendering services to or for CPI or such affiliate or to become employed by or to enter into contractual relations with any person or entity other than CPI or such affiliate or to enter into a relationship with a competitor of CPI or its affiliates, or

                             (B) authorize or assist in the taking of any such actions by any person other than CPI or its affiliates.

                       (b) All lists, records files, and documents of any type whatsoever (including but not limited to computer disks, cards (including, but not limited to, business cards, address cards and "rolodex" cards), magnetic tapes, or film), relating to the business of CPI or the business of any of the licensees or customers of CPI, which Mr. Gawron has prepared, used, or come into contact with, shall be and remain solely and exclusively the proprietary property of CPI and shall be delivered to CPI on the Effective Date, and Mr. Gawron shall retain no excerpts, notes, photographs, photocopies, reproductions, samples, prototype models or copies thereof. As used in this Paragraph 4, "licensees" and "customers" shall include, in addition to those present licensees and customers of CPI, those prospective licensees or customers which CPI shall have solicited for the transaction of business or conducted business during the two years prior to the Effective Date.

                 (c) For purposes of this Agreement, the term "Noncompetition Period" shall mean the period commencing on the Effective Date and ending on May 17, 1999. For purposes of this Severance Agreement, the term "Nonsolicitation Period" shall mean the period commencing on the Effective Date and ending on May 17, 2001.

                 (d) The invalidity or non-enforceability of this Section 4 in any respect shall not affect the validity or enforceability of any other portion of this Section 4. In the event that any provision of this Section 4 shall be held invalid or unenforceable by a court of competent jurisdiction by reason



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of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Section 4, and, to the fullest extent permitted by law, this Section 4 shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

                 (e) Mr. Gawron acknowledges that CPI would suffer irreparable harm if Mr. Gawron were to breach the provisions of this Section 4 and that the remedy for CPI at law for any such breach is and will be insufficient and inadequate and that in the event of such breach (or a threatened breach) of the provisions of this Section 4, CPI shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies that CPI may have at law.

                 5. RELEASE. Mr. Gawron, for him and for his affiliates, successors and assigns, does hereby fully and completely RELEASE, ACQUIT and FOREVER DISCHARGE CPI and CTI, and their respective affiliates, subsidiaries or other related entities as well as their shareholders, officers, directors, employees or agents, from any and all claims, debts, demands, actions, causes of action, suits, sums of money, contracts, agreements, judgements and liabilities, including attorney's fees, whatsoever, both in law and in equity ("claims") of any kind and any character that he ever had, might now or hereafter have, or could have had, whether in contract, tort or otherwise, including specifically any claims of discrimination that he may claim in connection with the Employment Agreement, his employment or the termination thereof. This includes but is not limited to, claims arising under the federal, state or local laws prohibiting discrimination on the basis of one's sex, race, age, disability, national origin, color or religion, or other reason forbidden by federal, state or local laws or claims growing out of any legal restrictions on CPI's right to terminate its employees. This also specifically includes the waiver of any rights or claims arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. 621 et seq.). It is also understood that the execution of this Agreement shall be construed as a release and covenant not to sue, that Mr. Gawron will not sue CPI or CTI or any subsidiary, affiliate, officer, director, employee or committee thereof, or file any claims of any sort with any administrative agency for anything arising out of his employment or the Employment Agreement and the terms of this Agreement supersede any and all other agreements relating to his employment whether written or oral.



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                 6.    ADVICE OF COUNSEL. CPI and CTI encourage Mr. Gawron to
carefully review the terms of this Severance Agreement and, if he wishes, to seek advise and counsel from an attorney before signing this Severance Agreement.

                 7. NOTICES. Any notices or other communications required or permitted to be sent hereunder shall be in writing and shall be duly given if personally delivered or sent postage pre-paid by certified or registered mail, return receipt requested, or sent by electronic transmission and confirmed by mail within two business days of such transmission, as follows:

                           (a)  If to Mr. Gawron:
                                Mr. Duane A. Gawron
                                5265 Isleworth CC Drive
                                Windermere, Florida 34786

                           (b)  If to CPI or CTI:
                                Connectivity Products Incorporated
                                680 Mechanic Street
                                Suite 1201
                                Leominster, Massachusetts   01453

                                Attention:

                                James S. Harrington,
                                Chief Executive Officer

                                With a copy to:

                                Zimet, Haines, Friedman & Kaplan
                                460 Park Avenue
                                New York, New York 10022
                                Attention:

                                Herbert M. Friedman, Esq.

Either party may change his or its address for the sending of notice to such party by written notice to the other party sent in accordance with the provisions hereof.

                 8. ENTIRE AGREEMENT; AMENDMENT. This Severance Agreement contains the entire agreement and understanding between the parties hereto in respect of the subject matter hereof and supersedes, cancels and annuls any prior or contemporaneous written or oral agreement, understandings, commitments and practices between them respecting the subject matter hereof. The subject matter hereof and, in particular, the provisions of Section 5 of this Agreement, shall not be deemed to include the Redemption Note and the Contingent Note, dated May 31, 1996,



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payable by CPI to Mr.Gawron or the Stockholders' Agreement dated May 17, 1996 to which Mr. Gawron, certain other stockholders of CPI and CPI are parties which remain in full force and effect. This Severance Agreement may not be altered or amended except by a writing, duly executed by the party against whom such alteration or amendment is sought to be enforced.

                 9. GOVERNING LAW. This Severance Agreement shall be governed by and construed in accordance with the laws of the State of Florida with respect to agreements made and to be performed wholly therein.

                 10. ASSIGNMENT. This Agreement is personal and non-assignable by Mr. Gawron. It shall inure to the benefit of, and be the valid and binding obligation of, any corporation or other entity with which CPI shall merge or consolidate or to which CPI shall lease or sell all or substantially all of its assets and may be assigned by CTI to any affiliate of CTI or to any corporation or entity with which such affiliate shall merge or consolidate or which shall lease or acquire all or substantially all of the assets of such affiliate.

                 11. PERIOD TO REVIEW AND REVOKE. After Mr. Gawron has had the chance to review this Agreement and to consult with his attorney, if he wishes, he should sign the Agreement and the Acknowledgement, attached hereto as Exhibit B, and return them to CPI within 22 days.

                 After Mr. Gawron has executed and delivered this Agreement, he shall have seven (7) days following the date of execution during which time he may revoke this Agreement, provided, however, that, if he elects to return an executed copy of the document to CPI before the expiration of 22 days from the date hereof, he may revoke this Agreement at any time before the later to occur of seven (7) days following the date of execution or 22 days after the date hereof. If CPI does not receive a written revocation from Mr. Gawron, or his attorney, prior to the expiration of the period in which he may revoke this Agreement, this Agreement will become effective on the date after the expiration of the applicable revocation period.



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                 IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                                 /s/ Duane A. Gawron   8/29/97
                                 ---------------------------------------------
                                 Duane A. Gawron

                                 CONNECTIVITY PRODUCTS INCORPORATED

                                 By:  /s/ James S. Harrington
                                    ------------------------------------------
                                    Title:  Chief Executive Officer

                                 CONNECTIVITY TECHNOLOGIES INC.

                                 By:  /s/ James S. Harrington
                                    ------------------------------------------
                                    Title:  Chief Executive Officer



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                                                                      EXHIBIT A

                 I acknowledge that I have been given the opportunity to consider this Severance Agreement for at least twenty-one (21) days, that I have been advised to discuss this agreement with an attorney of my choice, that I have carefully read and fully understand and agree to all of the provisions of this agreement and that I am voluntarily entering into this Severance Agreement.

                 Finally, I also understand that I have seven (7) days after I sign this Severance Agreement (or twenty-two days after the date hereof, if later) to change my mind and that I may revoke this Severance Agreement by providing written notice of revocation to you prior to the expiration of the applicable period.

   8/29/97                                      /s/ Duane A. Gawron
-----------------------                       --------------------------------
Date of Execution                             Duane A. Gawron



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